Exhibit 10.3

SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT OF LEASE (this "Amendment") dated as of the 18th day of May, 2018 by and between 55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company, having an address c/o Invesco Real Estate, 1166 Avenue of the Americas, New York, New York 10036, as Landlord (the "Landlord"), and AKCEA THERAPEUTICS, INC., a Delaware corporation, having an address at 55 Cambridge Parkway, Cambridge, Massachusetts 02142, as Tenant (the "Tenant").

BACKGROUND

Landlord and Tenant are holders of the landlord's and tenant's interests, respectively, under a Office Lease Agreement dated March 25, 2015 (and executed by Landlord on April 6, 2015) (the "Original Lease"), as amended by an Amendment of Lease dated as of February 1, 2016 (the "First Amendment") for approximately 6,114 rentable square feet of space located on the first (1st) floor of the West Wing of the Building (the "Building") located at 55 Cambridge Parkway, Cambridge, Massachusetts (the "Premises") (as amended, the Original Lease shall be referred to herein as the "Lease"). The Lease Term is currently scheduled to expire on July 31, 2018. Tenant desires to holdover in its possession of the Premises for the months of August and September 2018. Landlord agrees to permit Tenant to holdover in its occupancy of the Premises for the months of August and September, 2018 pursuant to the terms of this Amendment. Capitalized terms not defined herein shall have the same meaning ascribed to them in the Lease.

W I T N E S S E T H:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1.          Extension of Term for Two (2) Months. In order to accommodate Tenant's request to holdover in its possession of the Premises for the months of August and September, 2018, the Lease Term is hereby extended beyond July 31, 2018 for the period beginning on August 1, 2018 and ending on September 30, 2018 (such period shall be referred to herein as the "Agreed Holdover Period").

2.          Tenant's Payment of Minimum Monthly Rent And Additional Rent Payments For Agreed Holdover Period. Tenant shall pay Minimum Monthly Rent for the Agreed Holdover Period at the holdover rate of $51,204.75 per month, which payment shall be made to Landlord on or before the first day of each calendar month of the holdover period (August 1, 2018 and September 1, 2018). Tenant shall also be obligated to make the additional rent payments for excess Operating Costs and Taxes for the Agreed Holdover Period under the provisions of Article 5 of the Lease. Tenant shall not be liable for any consequential damages as a result of holding over in possession of the Premises during the Agreed Holdover Period.

3.          Ratification of Lease Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby  ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

4.          Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

5.          Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

6.          Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.

7.          A uthority. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

8.          No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by each of the parties hereto.

9.          Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic mail or facsimile version of an executed original of this Agreement shall be deemed an original, and each of the parties hereto intends to be bound by an electronic mail or facsimile version of a fully-executed original hereof or of an electronic mail or facsimile version of executed counterpart originals hereof.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED under seal as of the date first above written.

LANDLORD:

55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

By:	Invesco ICRE Massachusetts REIT Holdings, LLC, Its sole member

By:	/s/ Perry Chudnoff
Name:	Perry Chudnoff
Title:	Vice President

TENANT:

AKCEA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Jeffrey M. Goldberg
Name:	Jeffrey M. Goldberg
Title:	COO
Hereunto Duly Authorized